Capital Group Dividend Growers ETF

6455 Irvine Center Drive

Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL W. STOCKTON, Executive Vice President and Principal Executive Officer, and TROY S. TANNER, Treasurer and Principal Financial Officer of Capital Group Dividend Growers ETF (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended May 31, 2024 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

Capital Group Dividend Growers ETF

/s/ Michael W. Stockton

Michael W. Stockton, Executive Vice President and Principal Executive Officer

Date: August 2, 2024

Principal Financial Officer

Capital Group Dividend Growers ETF

/s/ Troy S. Tanner

Troy S. Tanner, Treasurer and Principal Financial Officer

Date: August 2, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capital Group Dividend Growers ETF and will be retained by Capital Group Dividend Growers ETF and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.